EX-23 CONSENT OF ACCOUNTANT.

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated October 20, 2004 of the Autocarbon, Inc. of our report dated May 18, 2004 with respect to the financial statements of the Autocarbon, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 2004.

/s/  Aaron Stein
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Aaron Stein Certified Public Accountants New York, New York October 8, 2004